Exhibit 10.7

AMENDMENT TO LEASE AGREEMENT

BY THIS AMENDMENT to Lease Agreement made as of this 13th of March, 2008, by and between CASELLA ASSOCIATES, a Vermont partnership of Rutland, Vermont (the “Lessor”), and CASELLA WASTE MANAGEMENT, INC., a Vermont corporation with offices in the City of Rutland, Vermont (the “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated as of August 1, 1993, as amended by agreement between the parties as of December 9, 1994, and November 20, 1997, respecting certain premises located at 25 Greens Hill Lane, Rutland, Vermont (the “Lease Agreement”); and

WHEREAS, the Lease Agreement remains in full force and effect; and

WHEREAS, Lessor and Lessee are desirous of further amending the Lease Agreement to provide for additional extensions of the term of the Lease Agreement, and to modify certain other provisions of the Lease Agreement related thereto.

NOW THEREFORE, in consideration of the foregoing premises, and the mutual conditions and covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Section 2 of the Lease Agreement entitled “Term,” is hereby deleted in its entirety and replaced in its entirety by the following:

“Section 2. Term. This Lease is for an initial term of two hundred and thirty seven (237) months commencing on August 1, 1993, and continuing through April 30, 2013. The Lessee shall have the option to extend the initial term for two (2) successive periods of five (5) years each upon the same terms as contained in this Lease. The Lessee shall exercise its option(s) for extension by providing written notice to the Lessor not less than sixty (60) days prior to expiration of the initial term or the then ending extension term, as the case may be. The monthly rent shall be as determined pursuant to Section 3 of this Lease.”

2.	Except as aforesaid, the parties hereto reaffirm and ratify the terms of the Lease Agreement between them in all respects. The Lease Agreement and this Amendment thereto shall be read and construed as one Agreement.

3.	This Agreement, together with all of the respective rights of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Vermont.

4.	This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Lease Agreement effective the day and year first above-written.

LESSOR CASELLA ASSOCIATES

/s/ Shelley S. Rogers	By:	/s/ John W. Casella
WITNESS		Duly Authorized Partner

LESSOR CASELLA WASTE MANAGEMENT, INC.

/s/ David L. Schmitt	By:	/s/ Richard A. Norris
WITNESS	Title: Vice President